SOLES, HEYN & COMPANY
Accountants and Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby give consent to the use of our firm's audit report dated April 5, 2018 in your amendment number 4 to the registration statement on Form S-1 for Alpha Investment Inc. (file no. 333-198772). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Soles, Heyn & Company, LLP

Soles, Heyn & Company, LLP
West Palm Beach, Florida
June 20, 2018

120 S. Olive Ave., Suite 501, W. Palm Beach, FL 33401 | Phone: 561-429-6625 | Fax: 1-888-726-9029
Member AICPA www.SolesHeynCPA.com Member FICPA